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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DATA SCIENCES INCORPORATED

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         Adopted in accordance with the provisions of Sec. 242 of the
               General Corporation Law of the State of Delaware

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                  We, Bennett S. LeBow, Robert W. Roth and Robert N. Dennis,
Jr., being the holders of record of all outstanding shares of stock of Data Sciences Incorporated, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

                  FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

                  1. By striking out the whole of Article FOURTH as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation is authorized is to issue is two million five hundred thousand (2,500,000), of which five hundred thousand (500,000) shares having a par value of $.50 per share, are to be classified as Preferred Stock and two million (2,000,000) shares having a par value of $.01 per share are to be classified as Common Stock."




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                  2. By striking out the whole of Article FIFTH as is now exists and inserting in lieu and instead thereof a new Article FIFTH, reading as follows:

                  "FIFTH: The shares of Preferred Stock in every instance may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the voting powers, designations, preferences, relative participating, optional or other special rights and qualifications, limitations or restrictions thereof; the times, prices and terms of redemption (including sinking fund provisions); the dividend rates, conditions, rights and preferences (including whether cumulative or non-cumulative); the liquidation rights, dissolution rights or rights upon the distribution of the assets of the Corporation, and the conversion or exchange rights, prices, rates and adjustments; of any wholly unissued series of shares of Preferred Stock and the number of shares constituting such series and the designation thereof or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series (but not below the number of shares of such series then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the Resolution originally fixing the number of shares of such series."

                  3. By striking out the whole of Article SIXTH as it now exists and inserting in lieu and instead thereof a new Article SIXTH, reading as follows:

                  "SIXTH: The name and address of the single incorporator is M.P. Gorsuch, 306 South State Street, Dover, Delaware."

                  4. By striking out the whole of Article SEVENTH as it now exists and inserting in lieu and instead thereof a new Article SEVENTH, reading as follows:




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                  "SEVENTH: The following provisions are inserted for the
management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its Directors and Stockholders:

                  A. The number of Directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  B. The Board of Directors shall have power without the assent or vote of the Stockholders:

                         (a) To make, alter, amend, change, add to or repeal the
                  By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                         (b) To determine from time to time whether, and to what
                  extent, and at which times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                  C. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the Stockholders or at any meeting of the Stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of Stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the Stockholders as though it had been approved or ratified by every Stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors' interest, or for any other reason.




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                  D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate and to any By-Laws from time to time made by the Stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Directors which would have been valid if such By-Law had not been made.


                  E. Whenever the vote of the Stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the Stockholders may be dispensed with and said action be taken as the act of this corporation upon the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, but not less than the vote of the holders of stock as may be required by statute for the proposed corporate action, provided that prompt notice is thereafter given to all stockholders of the taking of the corporate action without a meeting and by less than unanimous written consent."


                  5. By adding a new Article EIGHTH to said Certificate, reading as follows:

                  "EIGHTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto."

                  6. By adding a new Article NINTH to said Certificate, reading as follows:

                  "NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of




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Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation."

                  7. By adding a new Article TENTH of said Certificate, reading as follows:

                  "TENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power."

                  SECOND: That such Amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written




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consent of all the Stockholders entitled to vote and that the capital of the corporation will not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the corporation to be hereunto affixed this 19th day of December, 1968.

                                    -------------------------------
                                    BENNETT S. LeBOW (Stockholder)


                                    -------------------------------
                                    ROBERT W. ROTH (Stockholder)


                                    -------------------------------
                                    ROBERT N. DENNIS, JR. (Stockholder)




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STATE OF NEW YORK          )
                            ss.:
COUNTY OF NEW YORK         )

                  BE IT REMEMBERED that on this 19th day of December 1968 personally came before me Gertrude Dach, a Notary Public in and for the County and State aforesaid, BENNETT S. LeBOW, ROBERT W. ROTH and ROBERT N. DENNIS, JR., parties to the foregoing Certificate, known to me personally to be such, and each jointly and severally duly acknowledged the said certificate to be his act and deed and that the facts therein stated are true.

                  Given under my hand and the seal of my office the day and year aforesaid.

                                      -----------------------------
                                      Gertrude Dach